UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 Date of Report (Date of earliest event reported): January 11, 2012

APPLE REIT SIX, INC.
(Exact name of registrant as specified in its charter)

Virginia	000-51270	20-0620523
(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer
of incorporation)		Identification Number)

814 East Main Street, Richmond, VA	23219
(Address of principal executive offices)	(Zip Code)

(804) 344-8121
 (Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

          Apple REIT Six, Inc. (the “Company”) announced today that, during 2012, it plans to redeem under its Unit Redemption Program approximately 2% of weighted average outstanding units for the 12 month period prior to any redemption. The lower percentage for 2012 reflects anticipated proceeds under the Company’s Dividend Reinvestment Program (DRIP), which is the intended source of funding for the Unit Redemption Program. Since requests for redemptions continue to exceed the planned redemptions, the Company will continue to make redemptions on a pro-rata basis as outlined in the Unit Redemption Program. The Board of Directors, in its sole discretion, may choose to suspend or terminate the Unit Redemption Program or to reduce the number of Units purchased under the Unit Redemption Program if it determines the funds otherwise available to fund the Unit Redemption Program are needed for other purposes.

SIGNATURES

          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Apple REIT Six, Inc.

By	: /s/ Glade M. Knight

Glade M. Knight, Chief Executive Officer

January 11, 2012